Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 12, 2006 relating to the financial statements and financial statement schedule, which appears in ABIOMED Inc.’s Annual Report on Form

10-K for the year ended March 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

August 4, 2008